As filed with the Securities and Exchange Commission on August 25, 2023.

Registration No. 333-272942

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

Bruush Oral Care Inc.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	3843	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

128 West Hastings Street, Unit 210

Vancouver, British Columbia V6B 1G8

Canada

(844) 427-8774

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq.

Lahdan S. Rahmati, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4402

jlucosky@lucbro.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission, or “SEC”, is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 25, 2023

Up to 2,583,842 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the Selling Securityholder named herein (the “Selling Securityholder”) of an aggregate of up to (i) 890,980 shares of common stock without par value (“Common Stock”) of Bruush Oral Care Inc. (the “Company”) issuable upon conversion in full of a convertible note issued pursuant to a securities purchase agreement relating to the June 2023 Private Placement (as defined below), (ii) 400,941 shares of Common Stock issuable upon exercise of the warrants issued in the June 2023 Private Placement, and (iii) and an additional 1,291,921 shares of Common Stock issuable pursuant to the June 2023 Private Placement.

The Selling Securityholder may sell shares of Common Stock at market prices prevailing at the times of sale, prices related to the prevailing market prices or negotiated prices. The Selling Securityholder may offer shares of Common Stock to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, and the Selling Securityholder will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses they incur in sale of the securities. See “Plan of Distribution”.

We are not selling any securities in this offering, and we will not receive any proceeds from the sale of any securities by the Selling Securityholder. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the Selling Securityholder. The timing and amount of any sale is within the Selling Securityholder’s sole discretion, subject to certain restrictions. To the extent that such Selling Securityholder sells any securities, such holder may be required to provide you with this prospectus identifying and containing specific information about the Selling Securityholder and the terms of the securities being offered.

Our shares of Common Stock and warrants are quoted on The Nasdaq Stock Market (“Nasdaq”) under the trading symbols “BRSH” and “BRSHW”, respectively. On August 18, 2023, the closing price of our Common Stock on Nasdaq was $3.41 per share, and the closing price of our warrants on Nasdaq was $0.06 per warrant.

Unless otherwise noted, the share and per share information in this prospectus reflects a 1-for-25 reverse stock split of our outstanding Common Stock effective as of August 1, 2023.

The Selling Securityholder and intermediaries through whom the securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in the Common Stock and our Company. See “Risk Factors” incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

We are a “foreign private issuer” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2023

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About This Prospectus

Neither we nor the Selling Securityholder have authorized anyone to provide information different from or additional to that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. The Selling Securityholder named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. Neither we nor the Selling Securityholder take any responsibility for, and can provide no assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus, and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our securities in this offering means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy these shares in any circumstances under which such offer or solicitation is unlawful.

Our financial statements included or incorporated by reference into this prospectus have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements included herein were prepared in accordance with generally accepted accounting principles in the United States, or US GAAP. IFRS differs from US GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies.

The Selling Securityholder is offering to sell the shares of Common Stock, and seeking offers to buy the shares of Common Stock, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

For investors outside of the United States: Neither we nor the Selling Securityholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

Throughout this prospectus, unless otherwise designated or the context requires otherwise, the terms “we”, “us”, the “Company”, and “our” refer to Bruush Oral Care Inc. Unless the context requires otherwise, all references to our financial statements mean the financial statements of our Company included herein.

Enforcement of Civil Liabilities

We are a company incorporated under the law of British Columbia, Canada. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

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Cautionary Note Regarding Forward-Looking Statements

We discuss in this prospectus our business strategy, market opportunity, capital requirements, product introductions and development plans and the adequacy of our funding. These statements, and other statements contained in this prospectus, which are not historical facts, are also forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company.

We caution investors against placing undue reliance on forward-looking statements presented in this prospectus, or that we may make orally or in writing from time to time, which are based on the beliefs of, assumptions made by, and information currently available to, us. These forward-looking statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not a guarantee of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. Certain risks are discussed in this prospectus and also from time to time in our other filings with the U.S. Securities and Exchange Commission (“SEC”). For additional information regarding risk factors that could affect the Company’s projections, see the “Risk Factors” section in our Annual Report on Form 20-F for the year ended October 31, 2022 incorporated by reference herein, and as may be included from time-to-time in our reports filed with the SEC which will be accessible at www.sec.gov, and which you are advised to consult.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The forward-looking statements speak only as of the time of such statements and we do not undertake or plan to update or revise such forward-looking statements as more information becomes available or to reflect changes in expectations, assumptions or results, except as and to the extent required by applicable securities laws. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in our Annual Report on Form 20-F for the year ended October 31, 2022 incorporated by reference in this prospectus, could materially and adversely affect our results of operations, financial condition, liquidity, and our future performance.

Industry Data and Forecasts

This prospectus contains data related to the oral healthcare products industry in Canada and the United States. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The oral healthcare products industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of shares of our Common Stock. In addition, the rapidly changing nature of the oral healthcare products industry and consumer preferences subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we have previously filed with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus, except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus until the termination of the offering of securities described herein.

We hereby incorporate by reference the following documents and information:

●	our Annual Report on Form 20-F for the year ended October 31, 2022, filed on March 10, 2023;

●	our Reports of Foreign Issuer on Form 6-K furnished to the SEC on March 21, 2023, March 21, 2023, March 22, 2023, May 12, 2023, June 23, 2023, July 31, 2023 and August 23, 2023.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to:

Bruush Oral Care Inc.

Attention: Aneil Manhas

128 West Hastings Street, Unit 210

Vancouver, British Columbia V6B 1G8

Canada

(844) 427-8774

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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Prospectus Summary

The following summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this prospectus in its entirety before investing in our securities, including the sections entitled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes incorporated by reference of our Annual Report on Form 20-F for the year ended October 31, 2022.

Unless otherwise noted, the share and per share information in this prospectus reflects a 1-for-25 reverse stock split of our outstanding Common Stock effective as of August 1, 2023.

This summary highlights certain information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the “Risk Factors” and the financial statements and related notes incorporated by reference herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” References to “we,” “our,” “Bruush,” and the “Company” refer to Bruush Oral Care Inc.

Our Company

Overview

The Company, incorporated under the Business Corporations Act of British Columbia on October 10, 2017 under the name “Bruush Oral Care Inc.”, is on a mission to inspire confidence through brighter smiles and better oral health. Founded by Chief Executive Officer, Aneil Manhas, a former investment banker and private equity investor turned entrepreneur, we are an oral care company that is disrupting the space by reducing the barriers between consumers and access to premium oral care products because it is our belief that high-quality oral care products should be more accessible. We are an e-commerce business with a product portfolio that currently consists of a sonic-powered electric toothbrush kit and brush head refills. Through our website, consumers can purchase a Brüush starter kit (the “Brüush Kit”), which includes: (i) the Brüush electric toothbrush (the “Brüush Toothbrush”); (ii) three brush heads; (iii) a magnetic charging stand and USB power adapter; and (iv) a travel case. We also sell the brush heads separately which come in a three-pack (the “Brüush Refill”) and can be purchased on a subscription basis, where the customer will automatically receive a Brüush Refill every six months (the “Subscription”). We consider a Subscription to be active (an “Active Subscription”) until it is either cancelled by the customer or terminated due to payment failure (for example, a lost or expired credit card). Currently, we have almost 40,000 Active Subscriptions in our program. Later this year, we plan to expand our portfolio with the launch of several new subscription-based consumable oral care products, including toothpaste, mouthwash, dental floss, a whitening pen, as well as an electric toothbrush designed for kids.

Recent Developments

Reverse Stock Split

On August 1, 2023, the Company effected a 1-for-25 reverse stock split (the “Reverse Stock Split”) to comply with the Nasdaq’s minimum bid price requirement. As a result of the Reverse Stock Split, every 25 shares of Common Stock issued and outstanding were exchanged for one shares of Common Stock. Immediately after the Reverse Stock Split became effective, the Company had approximately 511,368 shares of Common Stock issued and outstanding.

Inducement Letter

As previously reported on December 20, 2022, the Company entered into a $3 million private placement transaction, pursuant to which the Company issued to certain investors (the “Holders”) Common Stock purchase warrants (the “Existing Warrants”), each warrant exercisable for one share of Common Stock. On August 22, 2023, the Company issued an offer letter to the Holders (the “Inducement Letter”), providing the Holders the opportunity to exercise for cash all or some of the Existing Warrants at an exercise price of $3.33 per share of Common Stock in consideration for the issuance to each exercising Holder of a new Common Stock purchase warrant (the “New Warrant”) exercisable at an exercise price of $3.33 per share for a number of shares of Common Stock equal to 250% of the number of shares of Common Stock issued in connection with the Inducement Letter. The New Warrants are exercisable up to 5:00 P.M., New York City time, on June 9, 2028. In connection with the Inducement Letter, the Holders elected to exercise Existing Warrants for 633,026 shares of Common Stock. As a result of such exercise, New Warrants exercisable for an aggregate 1,582,565 shares of Common Stock were issued.

June 2023 Private Placement

On June 26, 2023, the Company completed its issuance of an unsecured convertible note with a principal aggregate amount of $3,341,176 (the “June 2023 Note”) to the Selling Securityholder (the “June 2023 Private Placement”). The June 2023 Note will mature on June 26, 2024 and, if any Event of Default occurs an interest rate equal to 20% per annum shall immediately accrue which shall be paid in cash monthly to the Selling Securityholder until the Event of Default is cured. The conversion price in effect on any Conversion Date shall be equal to (i) for the first nine (9) months following the date hereof, shall be $0.25, or $6.25 after giving effect to the Reverse Stock Split, which amount may adjusted by mutual agreement by the parties; and (ii) following the nine (9) month anniversary of the date hereof, 90% of the lowest closing price of the Company’s shares for the previous three (3) Trading Days prior to the conversion date (the “Conversion Price”); provided, however, that such price shall in no event be less than $0.15, or $3.75 after giving effect to the Reverse Stock Split. Consequently, a maximum of 890,980 shares of Common Stock are issuable by the Company upon conversion of the June 2023 Note. The June 2023 Note contains customary and standard representations and warranties, and covenants.

In connection with the issuance of the June 2023 Note, the Company entered into a securities purchase agreement and a registration rights agreement with the Selling Securityholder and issued a common stock purchase warrant to purchase 400,941 shares of Common Stock (the “Purchase Warrant”), with an Exercise Price of $0.001 or on a cashless basis, to the Selling Securityholder. Pursuant to the Registration Rights Agreement, the Company must file a registration statement covering the resale of such number of shares equal to 200% of the number of shares of Common Stock issuable upon conversion of the June 2023 Note and the exercise of the Purchase Warrant, or a total of 2,583,842 shares of Common Stock. The June 2023 Private Placement was effected in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder.

March 2023 Promissory Note

On March 20, 2023, the Company closed its issuance of an unsecured promissory note in the principal amount of $2,749,412 (the “Note”) to the Selling Securityholder (the “March 2023 Note”). The March 2023 Note was issued at an original issue discount of 15% and set to mature on July 18, 2023. On June 26, 2023, the Company and the Selling Securityholder entered into the June 2023 Note and cancelled the March 23 Promissory Note in its entirety. As a result, the Company has no obligations pursuant to the March 2023 Note.

December 2022 Private Placement

On December 9, 2022, the Company closed a private placement of 2,966,667 units not reflecting the Reverse Stock Split and 1,950,001 pre-funded units not reflecting the Reverse Stock Split (the units and pre-funded units together, the “Units”) at a purchase price of $0.60 per Unit not reflecting the Reverse Stock Split (the “December Private Placement”) for aggregate gross proceeds of approximately $3 million, before deducting fees to the placement agent and other expenses payable by the Company. The December Private Placement was effected in reliance upon the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder.

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Each Unit is comprised of one share of Common Stock (or pre-funded funded warrant) and one non-tradable warrant (each, a “Warrant,” and collectively, the “Warrants”) exercisable for one share of Common Stock at a price of $0.60 (not reflecting the Reverse Stock Split) subject to adjustment. The Warrants are exercisable for five and one-half (5.5) years from the date of issuance. Each pre-funded warrant is exercisable by the holder for one share of Common Stock at an exercise price of $0.001 per share.

The Company intends to use the net proceeds from the December Private Placement for working capital, growth capital and other general corporate purposes.

On December 7, 2022, the Company entered into a Securities Purchase Agreement and Registration Rights Agreement with institutional investors and into a Placement Agent Agreement with Aegis Capital Corp. (“Aegis”) as the exclusive placement agent in connection with the December Private Placement. Pursuant to the Placement Agent Agreement, Aegis was paid a commission equal to 10.0% for the placement of the securities sold at closing and 10.0% of the proceeds from the exercise of Warrants, and a non-accountable expense allowance equal to 3.0% of the amount of securities sold at closing.

Pursuant to the Registration Rights Agreement, the Company filed a registration statement on Form F-1 with the SEC to register the shares issuable upon exercise of the Warrants for resale. The Registration Statement was declared effective on January 17, 2023.

Each of the Company’s executive officers, directors and 10% or more shareholder entered into a lock-up agreement pursuant to which each agreed not to sell or transfer any securities of the Company held by them for a period commencing on December 9, 2022 and ending ninety (90) days thereafter, subject to limited exceptions.

Nasdaq Notice

Minimum Bid Price Requirement

On January 20, 2023, the Company received written notice (the “January 2023 Notice”) from the Nasdaq Stock Market, LLC (“Nasdaq”) that, based on the closing bid price of shares of the Company’s Common Stock for the last 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days.

On July 20, 2023, Nasdaq notified the Company that Nasdaq has determined that the Company’s securities will be delisted from Nasdaq in accordance with Listing Rules Listing Rule 5450(a)(1), 5810(c)(3)(A) and 5550(b)(1) unless the Company appeals the delisting determination. On July 27, 2023, the Company appealed such determination and requested a hearing. The hearing has been scheduled for September 21, 2023. To regain compliance, the closing bid price of the Company’s common shares must meet or exceed $1.00 per share for a minimum of ten consecutive trading days during this period.

On August 1, 2023, the Company effected the Reverse Stock Split to comply with the Nasdaq’s minimum bid price requirement. As a result of the Reverse Stock Split, every 25 shares of Common Stock issued and outstanding were exchanged for one share of Common Stock. Immediately after the Reverse Stock Split became effective, the Company had approximately 511,368 shares of Common Stock issued and outstanding. The Reverse Stock Split was primarily intended for the Company to regain compliance with the Minimum Bid Requirement.

There can be no assurance that the Company will be able to regain compliance with the Nasdaq Capital Market’s continued listing requirements or that Nasdaq will grant the Company a further extension of time to regain compliance, if applicable.

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Minimum Stockholders’ Equity Requirement

On March 16, 2023, the Company received written notice (the “March 2023 Notice”) from the Listing Qualifications Department of the Nasdaq notifying the Company that, based on the Company’s stockholders’ equity as reported in the Company’s Annual Report on Form 20-F for the fiscal year ended October 31, 2022 filed with the Securities and Exchange Commission on March 10, 2023, the Company did not meet the minimum stockholders’ equity requirement (“Minimum Stockholders’ Equity Requirement”), or the alternatives of market value of listed securities or net income from continuing operations for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Rule”).

The March 2023 Notice has no immediate effect on the listing of the shares of the Company’s common stock on the Nasdaq Capital Market. As provided in the Rule and in the March 2023 Notice, the Company has 45 calendar days to submit a plan to regain compliance with the continued listing requirements under the Rule, and if the plan is accepted, Nasdaq can grant an extension of up to 180 days to evidence compliance. If the plan is not accepted, the Company would then be entitled to appeal to a Nasdaq Listing Qualifications Panel and request a hearing.

To regain compliance, the Company must meet one of the following alternatives: a minimum stockholders’ equity of $2.5 million, a minimum of $35 million in the market value of listed securities or a minimum net income from continuing operations of $500,000, and the Company must otherwise satisfy The Nasdaq Capital Market’s requirements for listing. The Company will consider various options available to regain compliance and maintain its continued listing on Nasdaq. There can be no assurance that the Company will be able to regain compliance with the Nasdaq Capital Market’s continued listing requirements or that Nasdaq will grant the Company a further extension of time to regain compliance, if applicable.

The Company submitted a plan (the “Submission”) to regain compliance with the Minimum Stockholders’ Equity Requirement on May 24, 2023, as supplemented with additional materials on June 9, 2023. Based on the Submission, Nasdaq informed the Company on June 14, 2023 (the “Notice”) that it had granted the Company an extension of time to regain compliance with the Rule. Under the terms of the extension, on or before September 12, 2023, the Company must complete certain proposed financing transactions and opt for one of the two alternatives provided by Nasdaq to evidence compliance with the Rule. If the Company fails to evidence compliance upon filing its periodic report for the period ended October 31, 2023 with the SEC and the Nasdaq, the Company may be subject to delisting. In the event the Company does not satisfy the terms set forth in the Notice, Nasdaq will provide written notification to the Company that its securities will be delisted. At such time, the Company may appeal such determination to a Hearings Panel.

Audit Committee Requirement

On May 8, 2023, the Company received written notice (the “May 2023 Notice”) from the Listing Qualifications Department of Nasdaq notifying the Company that, as a result of the resignation of Brett Yormark from our board of directors and from the Audit Committee of our board of directors, the Company is not in compliance with Nasdaq Listing Rule 5605, including Rule 5605(c)(2), which requires the Audit Committee of our board of directors of a listed company to consist of at least three members, each of whom is an independent director under the Nasdaq Listing Rules and who meets heightened independence standards for Audit Committee members. The Audit Committee currently consists of two independent directors.

The May 2023 Notice has no immediate effect on the listing of the shares of the Company’s common stock on the Nasdaq Capital Market. The May 2023 Notice states that, consistent with Listing Rule 5605(c)(4), Nasdaq is providing the Company a cure period to regain compliance until the earlier of (a) the Company’s next annual shareholders’ meeting or April 12, 2024 and (b) October 9, 2023, if the next annual shareholders’ meeting is held before such date.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company”, as defined in the US federal securities laws. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status under the Exchange Act, and we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies. In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information. See “Risk Factors – We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies”.

Both foreign private issuers and emerging growth companies are also exempt from certain executive compensation disclosure rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Even if we no longer qualify as an emerging growth company, so long as we remain a foreign private issuer, we will continue to be exempt from certain executive compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. See “Risk Factors – We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses”.

Corporate Information

The Company’s principal office is located at 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8. Our telephone number is (844) 427-8774. The SEC maintains an Internet site (http://www.sec.gov) that makes available reports and other information regarding issuers that file electronically with the SEC. The Company’s website address is www.bruush.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities.

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The Offering

This prospectus relates to the offer and sale from time to time of up to an aggregate of 2,583,842 shares of Common Stock by the Selling Securityholder.

Securities being offered	The Selling Securityholder is offering up to (i) 890,980 shares of Common Stock issuable upon conversion of the June 2023 Note, (ii) 400,941 shares of Common Stock issuable upon exercise of the warrants issued in the June 2023 Private Placement, and (iii) and additional 1,291,921 shares of Common Stock issuable pursuant to the June 2023 Private Placement.

Shares of Common Stock outstanding prior to this offering	1,594,492 shares of Common Stock after giving effect to the Reverse Stock Split. (1)(2)

Shares of Common Stock outstanding after this offering	4,178,334 shares of Common Stock. (1)(2)(3)

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholder. All of the net proceeds from the sale of shares of our Common Stock will go to the Selling Securityholder as described below in the sections entitled “Selling Securityholder” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the shares of Common Stock for the Selling Securityholder.

Risk factors

Investing in our securities is highly speculative and involves a high degree of risk.

You should carefully consider the information set forth in the “Risk Factors” section in our Annual Report on Form 20-F for the year ended October 31, 2022 incorporated by reference herein before deciding to invest in our securities.

Dividends	We do not anticipate paying dividends on our Common Stock for the foreseeable future.

(1)	Based on 1,594,492 shares of Common Stock outstanding as of August 25, 2023.
(2)	Assumes no exercise of any outstanding warrants or options, other than as described in footnote (3) below.
(3)	Assumes the June 2023 Note is converted in full by the Selling Securityholder.

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Capitalization

The following table sets forth our cash and capitalization as of October 31, 2022.

You should read the following table in conjunction with “Use of Proceeds” in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, each as incorporated by reference into this prospectus.

As of October 31, 2022
Cash	$72,921
Loan payable	$-
Warrant derivative	(1,242,580)

Share capital	23,845,704
Reserves	1,137,814
Accumulated deficit	(26,386,314)
Total stockholders’ equity	(1,402,796)
Total capitalization	$(2,645,376)

Outstanding warrants are classified as financial liabilities in the table above and are included in the warrant derivative line on the Company’s financial statements.

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Dividend Policy

Since inception, we have not declared or paid any dividends on our Common Stock. We do not have any current plans to pay any such dividends in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Because we do not anticipate paying any cash dividends on shares of Common Stock in the foreseeable future, capital appreciation, if any, will be your sole source of gains and you may never receive a return on your investment.

The determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual and legal restrictions and other factors that the board of directors may deem relevant.

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Use of Proceeds

The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholder. All proceeds from the sale of such shares will be paid directly to the Selling Securityholder.

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SELLING SECURITYHOLDER

The shares of Common Stock being offered by the Selling Securityholder consist of (i) 890,980 shares of Common Stock issuable upon conversion in full of the June 2023 Note, (ii) 400,941 shares of Common Stock issuable upon exercise of Purchase Warrants, and (iii) an additional 1,291,921 shares of Common Stock issuable pursuant to the June 2023 Private Placement. For additional information regarding the issuance of the Common Stock and the Note, see “Prospectus Summary – Recent Developments – March 2023 Private Placement” and “Prospectus Summary – Recent Developments – June 2023 Private Placement”. We are registering the shares of our Common Stock in order to permit the Selling Securityholder to offer the shares of Common Stock for resale from time to time. Except as otherwise described in the footnotes to the table below and for the ownership of the registered shares issued pursuant to the Security Purchase Agreements, neither the Selling Securityholder nor any of the persons that control them has had any material relationships with us or our affiliates within the past three (3) years.

The table below lists the Selling Securityholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act (and the rules and regulations thereunder) of the shares of our Common Stock by the Selling Securityholder.

The second column lists the number of shares of our Common Stock beneficially owned by each of the Selling Securityholder before this offering (including shares which the Selling Securityholder have the right to acquire within 60 days, including upon conversion of any convertible securities).

The third column lists the shares of our Common Stock that may be offered by the Selling Securityholder pursuant to this prospectus.

The fourth and fifth columns list the number of shares of Common Stock beneficially owned by the Selling Securityholder and its percentage ownership after the offering (including shares which the Selling Securityholder has the right to acquire within 60 days, including upon conversion of any convertible securities), assuming the sale of all of the shares offered by each Selling Securityholder pursuant to this prospectus.

The amounts and information set forth below are based upon information provided to us by the Selling Securityholder as of June 26, 2023, except as otherwise noted below. The Selling Securityholder may sell all or some of the shares of Common Stock it is offering, and may sell, unless indicated otherwise in the footnotes below, shares of our Common Stock otherwise than pursuant to this prospectus. The tables below assume the Selling Securityholder sells all of the shares offered by them in offerings pursuant to this prospectus, and do not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Selling Securityholder	Number of Shares Owned Before Offering	Shares Offered Hereby (1)	Number of Shares Owned After Offering (2)	Percentage of Shares Beneficially Owned After Offering (2)
Target Capital 14 LLC (3)	0	2,583,842	0	0%
TOTAL

(1)	Includes (i) 890,980 shares of Common Stock issuable upon conversion in full of the June 2023 Note, (ii) 400,941 shares of Common Stock issuable upon exercise of Purchase Warrants, and (iii) an additional 1,291,921 shares of Common Stock issuable pursuant to the June 2023 Private Placement.
(2)	Assumes that all securities registered within this offering will be sold.
(3)	Dmitriy Shapiro is the managing member of Target Capital 14, LLC. Mr. Shapiro has voting control and investment discretion over securities held by Target Capital 14, LLC. As such, Mr. Shapiro may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Target Capital 14, LLC. The business address of Target Capital 14, LLC is 144 Hillside Village, Rio Grande, PR 00745.

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Description of COMMON STOCK

Common Stock

The following is a description of our common stock. You should read the material provisions of our Memorandum and Articles of Association as incorporated by reference to Item 10B of our Annual Report on Form 20-F into this prospectus.

All of our issued and outstanding shares of common stock are fully paid and non-assessable. Shares of our Common Stock are issuable in registered form and are issued when registered in our register of members. Holders of shares of Common Stock are entitled to one vote in respect of each share held. The holders of shares of Common Stock are entitled, out of any or all profits or surplus available for dividends, to receive, when, as and if declared by the directors, those dividends as may be declared from time to time in respect of shares of Common Stock. Shares of Common Stock are not redeemable or retractable unless the board of directors determine otherwise, each holder of shares of Common Stock will not receive a certificate evidencing such shares. Holders of shares of Common Stock may freely hold and vote their shares.

We are authorized to issue an unlimited amount of common shares with no par value per share. Subject to the provisions of the Business Corporations Act (British Columbia) (“Business Corporations Act”) and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to common shares. No share may be issued at a discount except in accordance with the provisions of the Business Corporations Act and the Nasdaq. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

On August 1, 2023, the Company effected the Reverse Stock Split at a ratio of 1-for-25 to comply with the Nasdaq’s minimum bid price requirement. As a result of the Reverse Stock Split, every 25 shares of Common Stock issued and outstanding were exchanged for one shares of Common Stock. If any fractional common shares are created as a result of the Consolidation, any fractional common share less than 0.50 will be cancelled and any fractional common share greater than 0.50 will be rounded up to the nearest whole common share. Immediately after the Reverse Stock Split became effective, the Company had approximately 511,368 shares of Common Stock issued and outstanding.

Transfer Agent and Registrar

Our transfer agent and registrar is Endeavor Trust Corporation located at 702-777 Hornby Street, Vancouver, BC, V6Z 1S4. Their phone number is (604) 559-8880.

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Certain Material Tax Considerations

The following summary contains a description of some of the material Canadian and U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our Common Stock.

Certain U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of purchasing, owing and disposing of shares of our Common Stock. This discussion is included for general informational purposes only, does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder, and does not constitute, and is not, a tax opinion for or tax advice to any particular U.S. Holder. The summary does not address any U.S. tax matters other than those specifically discussed. The summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations (including temporary regulations) issued thereunder, judicial decisions and administrative rulings and pronouncements and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences described herein.

The discussion below applies only to U.S Holders holding shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address the tax consequences that may be relevant to U.S. Holders who, in light of their particular circumstances, may be subject to special tax rules, including without limitation:

●	insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, brokers or dealers in securities or foreign currencies, banks and other financial institutions, mutual funds, retirement plans, traders in securities that elect to mark-to-market, certain former U.S. citizens or long-term residents;
●	U.S. Holders that are classified for U.S. federal income tax purposes as partnerships and other pass-through entities and investors therein;
●	U.S. Holders who hold shares as part of a hedge, straddle, constructive sale, conversion, or other integrated or risk-reduction transaction, as “qualified small business stock,” within the meaning of Section 1202 of the Code or as Section 1244 stock for purposes of the Code;
●	U.S. Holders who hold shares through individual retirement or other tax-deferred accounts;
●	U.S. Holders that have a functional currency other than the U.S. dollar;
●	U.S. Holders who are subject to the alternative minimum tax provisions of the Code or the tax imposed by Section 1411 of the Code;
●	U.S. Holders who acquire shares pursuant to any employee share option or otherwise as compensation;
●	U.S. Holders required to accelerate the recognition of any item of gross income with respect to their holding of shares as a result of such income being recognized on an applicable financial statement; or
●	U.S. Holders who hold or held, directly or indirectly, or are treated as holding or having held under applicable constructive attribution rules, 10% or more of our shares, measured by voting power or value.

Any such U.S. Holders should consult their own tax advisors.

For purposes of this discussion, a “U.S. Holder” means a holder of shares of our common stock that is or is treated, for U.S. federal income tax purposes, as (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia or any entity treated as such for U.S. federal income tax purposes, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) the administration over which a U.S. court exercises primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control, or (B) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

If a partnership or other pass-through entity (including any entity or arrangement treated as such for purposes of U.S. federal income tax law) holds our shares, the tax treatment of a partner of such partnership or member of such entity will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other pass-through entities holding our shares, and any person who is a partner or member of such entities should consult their own tax advisors regarding the tax consequences of purchasing, owning and disposing of the shares.

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Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such taxable year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (based on an average of the quarterly values of the assets) during such taxable year is attributable to assets that produce or are held for the production of passive income. For this purpose, a foreign corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other non-U.S. corporation in which it owns, directly or indirectly, more than 25% (by value) of the stock. In the PFIC analysis, cash is categorized as a passive asset, and the company’s un-booked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Based upon our current income and assets and projections as to the value of our shares of common stock, we do not presently expect that we will be classified as a PFIC for the 2023 taxable year or the foreseeable future. The determination of whether we will be or become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of its assets from time to time, including, in particular the value of its goodwill and other unbooked intangibles (which may depend upon the market value of the shares of our common stock from time to time and may be volatile). It is also possible that the IRS may challenge the classification or valuation of our assets, including goodwill and other unbooked intangibles, or the classification of certain amounts received by us, including interest earnings, which may result in our being, or becoming classified as, a PFIC for the 2023 taxable year, or future taxable years.

The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use liquid assets and the cash proceeds of this offering or otherwise. If we were to retain significant amounts of liquid assets, including cash, the risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the 2023 taxable year or any future taxable year, and no opinion of counsel has or will be provided regarding our classification as a PFIC. If we were classified as a PFIC for any year during which a holder held shares of our common stock, we generally would continue to be treated as a PFIC for all succeeding years during which such holder held our shares. The discussion below under “—Dividends Paid on Shares of Common Stock” and “—Sale or Other Disposition of Shares” is written on the basis that we will not be classified as a PFIC for U.S. federal income tax purposes.

Dividends Paid on Shares of Common Stock

We have never paid dividends with respect to our Common Stock and we have no plan to do so in the foreseeable future. In the event our dividend policy were to change, the following discussion addresses the U.S. tax consequences of any dividends we might distribute. Subject to the PFIC rules described below, any cash distributions (including constructive distributions) paid with respect to the shares of our Common Stock out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution will generally be treated as a “dividend” for U.S. federal income tax purposes. Under current law, a non-corporate recipient of a dividend from a “qualified foreign corporation” will generally be subject to tax on the dividend income at the lower applicable net capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided certain holding period and other requirements are met.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock, which is readily tradable on an established securities market in the United States. We believe we are eligible for the benefits of the Convention Between the United States of America and Canada with Respect to Taxes on Income and Capital (or the United States-Canada income tax treaty), which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose and includes an exchange of information program, in which case we would be treated as a qualified foreign corporation with respect to dividends paid in respect of our shares of common stock. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received in respect of our shares of common stock shares will not be eligible for the dividends received deduction allowed to corporations.

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Sale or Other Disposition of Shares

Subject to the PFIC rules discussed below, a U.S. Holder of shares of our Common Stock will generally recognize capital gain or loss, if any, upon the sale or other disposition of common stock and warrants in an amount equal to the difference between the amount realized upon such sale or other disposition and the U.S. Holder’s adjusted tax basis in such shares. Any capital gain or loss will be long-term capital gain or loss if the shares have been held for more than one year and will generally be United States source capital gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation.

Disposition of Foreign Currency

U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency received as dividends on our Common Stock.

Tax on Net Investment Income

U.S. Holders may be subject to an additional 3.8% Medicare tax on some or all of such U.S. Holder’s “net investment income” as defined in Section 1411 of the Code. Net investment income generally includes income from the shares unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisors regarding the effect this tax may have, if any, on your acquisition, ownership or disposition of common stock.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds shares of our Common Stock, unless the holder makes a mark-to-market election (as described below), the holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any “excess distribution” that we make to the holder (which generally means any distribution paid during a taxable year to a holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the holder’s holding period for the shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of shares of our common stock.

Under the PFIC rules:

●	The excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the common stock;

●	Taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC, or a pre-PFIC year, will be taxable as ordinary income;

●	The amount of the excess distribution or gain allocated to the taxable year of the distribution or disposition; and any

●	The amount of the excess distribution or gain allocated to each taxable year other than the taxable year of the distribution or disposition or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

15

If we are a PFIC for any taxable year during which a U.S. Holder holds the shares of our common stock and any of our non-U.S. subsidiaries is also a PFIC, such holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined in the Code and the regulations) in a PFIC may make a mark-to-market election with respect to such shares, provided that the shares “regularly traded” (as defined in the Code and the regulations) on a national securities exchange, such as The Nasdaq Capital Market where we have applied for the shares to be listed. No assurances may be given regarding whether shares of our common stock will qualify or, if so qualified, will continue to be qualified, as being “regularly traded” for purposes of the Code and the regulations. If a U.S. Holder makes a mark-to-market election, such U.S. Holder will generally (i) include as ordinary income, for each taxable year that we are a PFIC, the excess, if any, of the fair market value of common stock held at the end of the taxable year over the adjusted tax basis of such shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the shares over the fair market value of such shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s tax basis in the common stock would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of common stock will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. U.S. Holders should consult their tax advisors regarding the availability of a mark-to-market election with respect to such shares.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to its holding of shares of our common stock may continue to be subject to the general PFIC rules with respect to such holder’s indirect interest in any of our non-U.S. subsidiaries that is classified as a PFIC.

We do not intend to provide information necessary for any U.S. Holder to make a “qualified electing fund” election, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above. However, as described above under “Passive Foreign Investment Company Considerations,” it is not presently expected that we will be classified as a PFIC for the 2023 taxable year or the foreseeable future.

As discussed above under “Dividends Paid on Shares of Common Stock,” dividends paid in respect of shares of our common stock will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for either the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns shares during any taxable year that we are a PFIC, such holder must file an annual information return on Form 8621 with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the U.S. federal income tax consequences of purchasing, holding, and disposing shares of our common stock should we be or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Information reporting and backup withholding

Certain U.S. Holders are required to report information to the IRS relating to interests in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds fifty thousand dollars ($50,000) (or a higher U.S. dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a holder is required to submit such information to the IRS and fails to do so.

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In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on and proceeds from the sale or other disposition of shares of our common stock. Information reporting will apply to payments of such dividends and to proceeds from such sale or other disposition by a paying agent within the United States to a holder, other than holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, shares of our common stock within the U.S. to a U.S. Holder (other than holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.

Certain Canadian Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires shares pursuant to this offering. This summary applies only to a purchaser who is a beneficial owner shares acquired pursuant to this offering and who, for the purposes of the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) and at all relevant times: (i) deals at arm’s length with the company and is not affiliated with the company and (ii) holds the shares as capital property (a “Holder”).

Shares of our common stock will generally be considered to be capital property of a Holder unless they are held in the course of carrying on a business or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade. A purchaser who is resident in Canada for purposes of the Tax Act and whose shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have the shares and every other “Canadian security” (as defined in the Tax Act) owned by such purchaser in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Purchasers should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available and/or advisable in their particular circumstances.

This summary is not applicable to a Holder: (i) that is a “financial institution” within the meaning of section 142.2 of the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) that has made a “functional currency” reporting election under section 261 of the Tax Act to report its “Canadian tax results” in a currency other than Canadian currency; (iv) an interest in which is, or for whom a share would be, a “tax shelter investment” for the purposes of the Tax Act; or (v) that has entered or will enter into a “derivative forward agreement” or “synthetic disposition arrangement”, as those terms are defined in the Tax Act, in respect of the shares. Such Holders should consult their own tax advisors.

This summary does not address the possible application of the “foreign affiliate dumping” rules that may be applicable to a Holder that is a corporation resident in Canada (for the purposes of the Tax Act) that is, or that becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of shares, controlled by a non-resident corporation for purposes of the rules in section 212.3 of the Tax Act.

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This summary is based upon: (i) the current provisions of the Tax Act in force as of the date hereof; (ii) all specific proposals to amend the Tax Act that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) and published in writing prior to the date hereof (the “Proposed Amendments”); and (iii) counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (CRA) published in writing and publicly available prior to the date hereof. No assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account the tax laws of any province or territory of Canada or of any jurisdiction outside of Canada.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act: (a) is not, and is not deemed to be, resident in Canada; and (b) does not use or hold the shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). This portion of the summary does not apply to a Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act) and such Holders should consult their own tax advisors.

Dividends

Dividends paid or credited (or deemed to be paid or credited) by the Corporation to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident. For example, where a Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Canada-United States Tax Convention (1980), as amended, and is the beneficial owner of the dividend, the applicable rate of Canadian withholding tax is generally reduced to 15%.

Dispositions of Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a share unless the share is, or is deemed to be, “taxable Canadian property” of the Non-Resident Holder for the purposes of the Tax Act and the Non-Resident Holder is not entitled to an exemption under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, a share will not constitute taxable Canadian property of a Non-Resident Holder provided that the shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the Canadian Securities Exchange), unless at any time during the 60-month period immediately preceding the disposition, (a) at least 25% of the issued shares of any class or series of the capital stock of the company were owned by or belonged to any combination of: (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length, and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships; and (b) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists.

If a Non-Resident Holder disposes (or is deemed to have disposed) of a share that is taxable Canadian property of that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption under an applicable income tax convention, the consequences described above under the headings “Holders Resident in Canada — Dispositions of Shares” and “Holders Resident in Canada — Taxable Capital Gains and Losses” will generally be applicable to such disposition. Such Non-Resident Holders should consult their own tax advisors.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable to Selling Securityholder to permit the resale by the Selling Securityholder from time to time after the date of this prospectus. We will bear all fees and expenses incident to our obligation to register Common Stock issuable to the Selling Securityholder.

The Selling Securityholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective shares of Common Stock on The Nasdaq Stock Market or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions or a combination thereof. These sales may be at fixed or negotiated prices. The Selling Securityholder and any of its pledgees, assignees and successors-in-interest may use any one or more of the following methods when selling the shares of Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	broker-dealers may agree with the selling security holder to sell a specified number of securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Securityholder may distribute the shares of Common Stock of which it is the owner by means of a dividend or other form of distribution, including in connection with a declaration of a dividend or distribution, reorganization, combination, consolidation and dissolution.

Broker-dealers engaged by any selling Security Holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholder (or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated, but the maximum amount of compensation to be received by any participating FINRA member may not exceed 8%.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of Common Stock. The Security Holder is responsible for any selling commissions and other expenses of sale of the securities.

Since the Selling Securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act, the deemed Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We have been informed by the Selling Securityholder that there is no underwriter or single coordinating broker acting in connection with the proposed distribution of the Common Stock by the Selling Securityholder.

We intend, but are not obligated, to keep this prospectus and the registration statement of which this prospectus forms a part effective until the earlier to occur of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all the shares of Common Stock, without volume or manner of sale restrictions during a three month period without registration or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The public resale of the securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the public resale of the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the public resale of securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of Common Stock by any person. We will make copies of this prospectus available to the Selling Securityholder and have informed the Selling Securityholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Legal Matters

We are being represented by Lucosky Brookman LLP with respect to certain matters as to the federal law of the United States of America and the law of the State of New York. The validity of the shares of Common Stock and other matters as to the law of Canada and the Province of British Columbia will be passed upon for us by DuMoulin Black LLP.

Experts

The audited financial statements of the Company as of October 31, 2022, October 31, 2021 and January 31, 2021 and for the year ended October 31, 2022, the nine-month period ended October 31, 2021 and the year ended January 31, 2021 filed with the SEC on March 10, 2023 and incorporated into this prospectus by reference to the Annual Report on Form 20-F, have been audited by Dale Matheson Carr-Hilton LaBonte LLP, Chartered Professional Accountants, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to such financial statements) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement we have filed with the SEC. This prospectus does not contain all of the information contained in the registration statement. We have filed with the SEC an annual report on Form 20-F and other documents as required. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the Form 20-F. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at https://www.sec.gov.

We maintain a corporate website at www.bruush.com. Information contained in, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations.

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2,583,842 SHARES OF COMMON STOCK

PROSPECTUS

[●], 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Company’s articles provide, to the fullest extent permitted by the Canadian Business Corporations Act, Division 5 of Part 5, for the right to indemnification of the directors and former directors of the Company, who was or is a party to or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was serving in such capacity.

In this regard, investors should be aware of the position of the United States Securities and Exchange Commission respecting such indemnification, which position is as follows: “Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

Item 7. Recent Sales of Unregistered Securities.

On December 3, 2021, the Company entered into a Securities Purchase Agreement with several investors, and a Security Agreement, in connection with the issuance of promissory notes in the aggregate principate amount of up to $3,000,000 (the “December Notes”), convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in the December Notes, the issuance of Common Stock Purchase Warrants to purchase shares of Common Stock upon the terms and subject to the limitations and conditions set forth in such warrants (the “Warrants”), and the issuance of shares of Common Stock (the “Commitment Fee Shares”) pursuant to the Securities Purchase Agreement.

On April 28, 2022, the Company entered into a second Securities Purchase Agreement with the same group of investors, and a Security Agreement, in connection with the issuance of promissory notes in the aggregate principate amount of up to $1,650,000 (the “April Notes”), convertible into Common Stock, upon the terms and subject to the limitations and conditions set forth in the April Notes, the issuance of Common Stock Purchase Warrants to purchase shares of Common Stock upon the terms and subject to the limitations and conditions set forth in such warrants (the “Warrants”), and the issuance of shares of Common Stock (the “Commitment Fee Shares”) pursuant to the Securities Purchase Agreement.

On December 7, 2022, the Company entered into a private placement (the “PIPE Financing”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with institutional investors (“Purchasers”) for aggregate gross proceeds of approximately $3 million, before deducting fees to the placement agent and other expenses payable by the Company. Aegis Capital Corp. is the exclusive placement agent in connection with the offering. The Offering closed on December 9, 2022.

In connection with the PIPE Financing, the Company issued 2,966,667 shares of common stock (not reflecting the Reverse Stock Split), Common Warrants to purchase 4,916,668 shares of common stock (not reflecting the Reverse Stock Split), and Pre-Funded Warrants to purchase 1,950,001 shares of common stock (not reflecting the Reverse Stock Split). The Common Warrants have a term of 5.5 years from the issuance date.

On June 26, 2023, the Company issued the June 2023 Note to the Selling Securityholder. The June 2023 Note will mature on June 26, 2024 and, if any Event of Default occurs an interest rate equal to 20% per annum shall immediately accrue which shall be paid in cash monthly to the Selling Securityholder until the Event of Default is cured. The conversion price in effect on any Conversion Date shall be equal to (i) for the first nine (9) months following the date hereof, shall be $0.25, or $6.25 after giving effect to the Reverse Stock Split, which amount may adjusted by mutual agreement by the parties; and (ii) following the nine (9) month anniversary of the date hereof, 90% of the lowest closing price of the Company’s shares for the previous three (3) Trading Days prior to the conversion date (the “Conversion Price”); provided, however, that such price shall in no event be less than $0.15, or $3.75 after giving effect to the Reverse Stock Split. The June 2023 Note contains customary and standard representations and warranties, and covenants. In connection with the issuance of the June 2023 Note, the Company entered into a securities purchase agreement and a registration rights agreement with the Selling Securityholder, and issued a common stock purchase warrant to purchase 400,941 shares of Common Stock, with an Exercise Price of $0.001 or on a cashless basis, to the Selling Securityholder. Pursuant to the Registration Rights Agreement, the Company must file a registration statement covering the resale of such number of shares equal to 200% of the number of shares of Common Stock issuable upon conversion of the June 2023 Note and the exercise of the Purchase Warrant, or a total of 2,583,842 shares of Common Stock.

As previously reported on December 20, 2022, the Company entered into a $3 million private placement transaction, pursuant to which the Company issued to certain investors (the “Holders”) Common Stock purchase warrants (the “Existing Warrants”), each warrant exercisable for one share of Common Stock. On August 22, 2023, the Company issued an offer letter to the Holders (the “Inducement Letter”), providing the Holders the opportunity to exercise for cash all or some of the Existing Warrants at an exercise price of $3.33 per share of Common Stock in consideration for the issuance to each exercising Holder of a new Common Stock purchase warrant (the “New Warrant”) exercisable at an exercise price of $3.33 per share for a number of shares of Common Stock equal to 250% of the number of shares of Common Stock issued in connection with the Inducement Letter. The New Warrants are exercisable up to 5:00 P.M., New York City time, on June 9, 2028. In connection with the Inducement Letter, the Holders elected to exercise Existing Warrants for 633,026 shares of Common Stock. As a result of such exercise, New Warrants exercisable for an aggregate 1,582,565 shares of Common Stock were issued.

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Item 8. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Articles of Incorporation*

3.2	By-laws*

4.1	Specimen certificate evidencing shares of Common Stock*

4.2	Form of Warrant*

4.3	Form of Warrant Agent Agreement*

4.4	Form of Underwriter’s Warrant*

4.5	Form of Additional Warrant*

4.6	Form of Warrant, dated December 9, 2022 (incorporated herein by reference to Exhibit 10.5 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on December 20, 2022)

4.7	Form of Pre-Funded Warrant, dated December 7, 2022 (incorporated herein by reference to Exhibit 10.4 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on December 20, 2022)

4.8	Form of Warrant, dated June 26, 2023, issued to Target Capital 14 LLC (incorporated herein by reference to Exhibit 4.8 of the Company’s Registration Statement on Form F-1 dated June 26, 2022)

5.1**	Opinion of DuMoulin Black LLP

10.1	Endorsement Agreement by and between Kevin Hart Enterprises, Inc. and the Company dated October 29, 2020*

10.2	Omnibus Securities and Incentive Plan, effective June 29, 2022 +*

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10.3	Employment Agreement between the Company and Aneil Manhas, dated July 28, 2022*

10.4	Employment Agreement between the Company and Matthew Kavanagh dated February 8, 2022*

10.5	Employment Agreement between the Company and Alan MacNevin, dated May 10, 2022*

10.6	Form of Security Purchase Agreement, dated December 7, 2022 (incorporated herein by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on December 20, 2022)

10.7	Form of Securities Purchase Agreement, dated June 26, 2023, by and between Bruush Oral Care Inc. and Target Capital 14 LLC (incorporated herein by reference to Exhibit 10.7 of the Company’s Registration Statement on Form F-1 dated June 26, 2022)

10.8	Form of Registration Rights Agreement, dated June 26, 2023, by and between Bruush Oral Care Inc. and Target Capital 14 LLC (incorporated herein by reference to Exhibit 10.8 of the Company’s Registration Statement on Form F-1 dated June 26, 2022)

10.9	Form of Convertible Note, dated June 26, 2023, issued to Target Capital 14 LLC (incorporated herein by reference to Exhibit 10.9 of the Company’s Registration Statement on Form F-1 dated June 26, 2022)

10.10	Inducement Letter, by and between the Company and Holder, dated August 22, 2023 (incorporated herein by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 23, 2023)

10.11	Form of New Warrant (incorporated herein by reference to Exhibit 10.2 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 23, 2023)

14.1	Code of Ethics*

21.1	List of Subsidiaries of Registrant*

23.1	Consent of Dale Matheson Carr-Hilton LaBonte LLP

23.2**	Consent of DuMoulin Black LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of the Registration Statement)

99.1	Audit Committee Charter*

99.2	Compensation Committee Charter*

99.3	Nominating and Corporate Governance Committee Charter*

99.6	Insider Trading Policy*

107	Filing Fee Table

*	Previously filed as an exhibit to Registration Statement on Form F-1 File No. 333-265969.
**	To be filed by amendment
+	Indicates management contract or compensatory plan.

Schedules: None

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Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-1 with the Securities and Exchange Commission and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on August 25, 2023.

BRUUSH ORAL CARE INC.

By:	/s/ Aneil Singh Manhas
Aneil Singh Manhas
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Aneil Singh Manhas, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aneil Manhas	Aneil Manhas	August 25, 2023
Chief Executive Officer (Principal Executive Officer, Acting Principal Financial and Accounting Officer)

/s/ Kia Besharat	Kia Besharat	August 25, 2023
Director

/s/ Robert Ward	Robert Ward	August 25, 2023
Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto in the City and State of New York on August 25, 2023.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President Global Inc.

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